Exhibit 3.30

CERTIFICATE OF FORMATION
OF
MATCH.COM I, L.L.C.

This Certificate of Formation of Match.com I, L.L.C. (the “Company”), dated as of June 25, 2007, is being duly executed and filed by the undersigned to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).

1.             Name.  The name of the limited liability company is Match.com I, L.L.C.

2.             Registered Office.  The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808.

3.             Registered Agent.  The name of the registered agent of the Company at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Match.com I, L.L.C. as of the date first written above.

By:	/s/ Amy J. Lanctot
Amy J. Lanctot, Authorized Person

CERTIFICATE OF MERGER

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
MATCH.COM, L.P.
WITH AND INTO
MATCH.COM I, L.L.C.

Pursuant to Title 6, Section 17-211 of the Delaware Limited Partnership Act and Title 6, Section 18-209 of the Delaware Limited Liability Company Act, Match.com, L.P., a Delaware limited partnership, and Match.com I, L.L.C., a Delaware limited liability company, hereby execute and adopt the following Certificate of Merger (“Certificate of Merger”) this 28th day of June, 2007 and certify as follows:

FIRST:          The name and state of organization of each of the constituent entities (each a “Constituent Entity” and collectively the “Constituent Entities”) of the merger are:

Name	State of Formation or Organization

Match.com, L.P.	Delaware

Match.com I, L.L.C.	Delaware

SECOND:             An agreement and plan of merger (the “Plan of Merger”), has been approved, adopted, certified, executed and acknowledged by each of the Constituent Entities.

THIRD:                 The surviving entity shall be Match.com I, L.L.C. (the “Surviving Entity”).  The name of the Surviving Entity shall be “Match.com I, L.L.C.”

FOURTH:            The certificate of formation of Match.com I, L.L.C. shall be the certificate of formation of the Surviving Entity, without any amendment thereto.

FIFTH:                 The executed Plan of Merger is on file at the principal place of business of the Surviving Entity, located at 8300 Douglas Avenue, Suite 800, Dallas, Texas 75225.

SEVENTH:          A copy of the Plan of Merger will be furnished by the Surviving Entity upon request and without cost, to any member or partner of any Constituent Entity.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the undersigned has caused this instrument to be duly executed by its authorized officer on the date set forth above.

MATCH.COM I, L.L.C.
a Delaware limited liability company

By:	Elicia Acquisitions Corp.
a Delaware corporation,
its sole member

	By:	/s/ Kristin Marshall Dye
	Name:	Kristin Marshall Dye
	Title:	General Counsel and Secretary

MATCH.COM, L.P.,
a Delaware limited partnership

By:	Ticketmaster,
a Delaware corporation,
its general partner

By:
	Name:	Joanne Smith
	Title:	Vice President of Tax

Signature Page —Certificate of Merger

IN WITNESS WHEREOF, each of the undersigned has caused this instrument to be duly executed by its authorized officer on the date set forth above.

MATCH.COM I, L.L.C.
a Delaware limited liability company

By:	Elicia Acquisitions Corp.
a Delaware corporation,
its sole member

By:
	Name:	Kristin Marshall Dye
	Title:	General Counsel and Secretary

MATCH.COM, L.P.,
a Delaware limited partnership

By:	Ticketmaster,
a Delaware corporation,
its general partner

	By:	/s/ Joanne Smith
	Name:	Joanne Smith
	Title:	Vice President of Tax

Signature Page —Certificate of Merger

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF FORMATION
OF
MATCH.COM I, L.L.C.

Pursuant to Section 18-202 of the Delaware Limited Liability Company Act, Match.com I, L.L.C., a limited liability company organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies as follows:

1.             The name of the Company is Match.com I, L.L.C.

2.             Article 1 of the Certificate of Formation of the Company is amended and restated in its entirety as follows:

“1.           Name.  The name of the limited liability company is Match.com, L.L.C.”

3.             Article 2 of the Certificate of Formation of the Company is amended and restated in its entirety as follows:

“2.           Registered Office.  The address of the registered office of the Company in the State of Delaware is 160 Greentree Drive, Suite 101, Dover, Kent County, Delaware 19904.”

4.             Article 3 of the Certificate of Formation of the Company is amended and restated in its entirety as follows:

3.             Registered Agent.  The name of the registered agent of the Company at such address is National Registered Agents, Inc.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 2nd day of July 2007.

MATCH.COM I, L.L.C.

By:	Elicia Acquisition Corp., sole member

	By:	/s/ Kristen Marshall Dye
	Name:	Kristin Marshall Dye
	Title:	General Counsel and Secretary